Exhibit 99.1

OMNIQ Receives $6.6 Million in New Orders from a Leading U.S. Supermarket Chain for “Touchless” Real-time Data Collection and Analysis Solutions

●	Strong multiple-reorder history from Fortune 500 customers validates OMNIQ’s solid position as supplier of critical, sophisticated equipment to some of the largest and most successful corporations in the U.S.

●	Strong Q4 new orders come on the heels of robust Q3 reported revenues of $15.8 million, which was up 21% year over year

SALT LAKE CITY, Nov. 30, 2020 – OMNIQ Corp. (OTCQB: OMQS) (“OMNIQ” or “the Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based solutions, today announced that it has received purchase orders with a total value of approximately $6.6 million from one of the largest U.S. supermarket chains for the supply of mobile data collection, computing and communications equipment as part of its technology enhancement programs.

OMNIQ’s suite of supply chain mobility solutions, which includes rugged handheld mobile computers, barcode readers and printers with fast and dependable wireless connection, enable quick and accurate data collection, tracking, processing and analysis for critical business functions, such as shipping and receiving and inventory and warehouse management. These Android-based industrial-designed handheld devices, which provide a more “contactless” approach to retail and logistics operations, will be integrated with the customer’s corporate logistics system.

“We are experiencing positive momentum towards the end of fiscal year 2020 in spite of the challenging COVID-19 situation and we are looking forward to a successful 2021,” said Shai Lustgarten, CEO of OMNIQ. “Recently, we announced third quarter revenues of $15.8 million, representing more than 20% growth both year over year and sequentially, and demonstrating our strong and loyal customer base combined with the quality of our solutions. Recent orders from multiple industries and organizations prove the diversified demand for our sophisticated AI and supply chain solutions for critical purposes in the U.S. and abroad. This is especially relevant today as our touchless solutions are receiving broadened traction across many industries, including healthcare, retail, transportation and logistics, homeland security and parking management, as organizations emphasize productivity, health and safety.”

About OMNIQ Corp.

OMNIQ Corp. (OTCQB: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management and access control applications. The technology and services provided by the Company help clients move people, assets and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

888-309-9994

IR@omniq.com